EXHIBIT 10.1

EXECUTION COPY

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement” or “Subscription Agreement”) dated as of September 8, 2011 between XTREME OIL & GAS, INC., a Nevada corporation having its principal offices at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093 (the “Company”) and the investors set forth on the signature pages hereto (individually, a “Subscriber” and collectively, the “Subscribers”) whose name and address are set forth on the Signature Pages to this Agreement.

WHEREAS, on the terms and subject to the conditions hereinafter set forth, the Company is offering (the “Offering”) up to 25 units (the “Units”) to a limited number of individuals or entities who qualify as “accredited investors” as defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), at a price per unit equal to $100,000 (the “Unit Price”). Each Unit consists of (a) a Senior Convertible Debenture in the principal amount of $100,000 (the “Notes”) and (b) warrants (the “Subscriber Warrants” and together with the Placement Agent Warrants (as defined below), the “Warrants”) to purchase 267,857 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) until the five year anniversary of the applicable Closing (as defined below), at an exercise price of $0.28 per share, subject to adjustment as provided therein.  The shares of Common Stock issuable upon conversion of the Notes are collectively referred to as the “Note Shares.” The shares of Common Stock issuable upon exercise of the Warrants are collectively referred to as the “Warrant Shares”, and together with the Note Shares, collectively, the “Shares.” The Units, Notes, Note Shares, Common Stock Warrants and Warrant Shares are sometimes hereinafter referred to as the “Securities.”

The Company is offering the Units through du Pasquier and Co., Inc., as placement agent (the “Placement Agent”).

WHEREAS, each Subscriber desires to acquire the aggregate number of Units set forth on such Subscriber’s signature page hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

Section 1.        Subscription for Units. On the terms and subject to the conditions set forth in Sections 5 and 6 below, each Subscriber hereby subscribes for and agrees to purchase from the Company on the Initial Closing Date (as defined below), that number of Units as is set forth on such Subscriber’s signature page hereof, for the purchase price indicated (the “Initial Purchase Price”) on such signature page (the “Initial Closing”).  The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York City Time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Subscriber) after notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 5 and 6 below. On the terms and subject to the conditions set forth in Sections 5 and 6 below, any Person approved by the Company in its sole discretion may subscribe for and agree to purchase from the Company on an Additional Closing Date (as defined below), that number of Units as is set forth on the signature page of such Person’s Joinder Agreement (as defined below), for the purchase price indicated (the “Additional Purchase Price”, and collectively with the Initial Purchase Price, the “Purchase Price”) on such signature page (an “Additional Closing” and together with the Initial Closing, a “Closing”).  Such Person shall not be eligible to purchase Units at an Additional Closing unless such Person shall have entered into a joinder agreement in the form attached hereto as Exhibit A (each, a “Joinder Agreement”) and such Joinder Agreement is executed and delivered by such Person to the Company and the Placement Agent.  Effective as of the applicable Additional Closing Date, such Person shall be become a “Subscriber” for all purpose and intent under this Agreement and any other Transaction Document (as defined in Section 3.2). The date and time of an Additional Closing (an “Additional Closing Date” and together with the Initial Closing Date, a “Closing Date”) shall be 10:00 a.m., New York City Time, on one or more dates that is no later than the tenth (10th) Business Day after the date hereof (the “Additional Closing Deadline”) after notification of satisfaction (or waiver) of the conditions to the Additional Closing set forth in Sections 5 and 6 below.  In the event that a Closing shall not have occurred with respect to a Subscriber on or before ten (10) Business Days from the date hereof due to the Company’s or such Subscriber’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.  The Purchase Price is payable by check made payable to “U.S. Bank National Association” contemporaneously with the execution and delivery of this Subscription Agreement to the Company or by wire transfer of immediately available funds to the following account:

U.S. Bank National Association
St. Paul, MN
ABA# 091000022
Acct# 180121167365
Attn: Daryl Hosch (651) 495-4046
Re: Xtreme Oil and Gas Sub Esc

Contemporaneously with each Closing, a Note and certificates evidencing the Warrants will be delivered by the Company to each applicable Subscriber.  The Company may, at its sole discretion, accept subscriptions for fractional Units. As used herein, (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof and (y) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

Section 2.        Subscriber’s Representations, Warranties and Covenants.  Each Subscriber, severally and not jointly, hereby represents, warrants and covenants to the Company and to the Placement Agent as of the date hereof and as of such Subscriber’s applicable Closing Date that:

2.1           Such Subscriber recognizes that the purchase of the Securities involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Securities; (iii) an investor may not be able to readily liquidate its investment; (iv) transferability of the Securities is limited; and (v) such Subscriber could sustain the loss of its entire investment.

2.2           Such Subscriber is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and such Subscriber is able to bear the economic risk of an investment in the Securities. In addition, such Subscriber has such knowledge and experience in business and financial matters, including prior investments in non-listed and non-registered securities, as is necessary in order to evaluate the merits and risks of its investment in the Units. Such Subscriber has conducted and relied upon its own analysis of the value of its investment in the Company and expressly disclaims reliance upon the Company’s August 17, 2011 press release and the third-party valuation discussed therein.

2.3           Such Subscriber has received and has carefully read and considered all of the Company’s United States Securities and Exchange Commission (the “SEC”) filings, including, without limitation, the information set forth under “Risk Factors”.  In evaluating the suitability of an investment in the Company, such Subscriber has not relied upon any representations or other information (whether oral or written) received from the Company, its officers, directors, agents, employees or representatives, except information set forth in this Agreement, the Company’s public filings or information that is obtained from the Company in order to verify such information. Such Subscriber has been afforded the opportunity to ask questions of and receive answers from management of the Company concerning the terms and conditions of the Offering and to obtain such additional information as such Subscriber deemed necessary in order to evaluate its investment in the Units.  Such Subscriber understands that the Placement Agent has acted solely as agent of the Company in this Offering of the Securities and not to any Subscriber, and that the Placement Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Subscriber may have received in connection therewith.  Such Subscriber acknowledges that he has not relied on any information or advice furnished by or on behalf of the Placement Agent.

2.4           Such Subscriber understands that its purchase of the Securities may have tax consequences and that such Subscriber must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Securities.  Such Subscriber has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Subscriber confirms that it has been afforded the opportunity to consult with such Subscriber’s business, tax and/or legal counsel in making such decision and has availed itself of that opportunity to the extent deemed advisable by such Subscriber.

2.5           Such Subscriber acknowledges that the Offering has not been reviewed, endorsed or approved by the SEC and that the Units are being offered without registration under the Securities Act in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and without registration under any state securities laws. Such Subscriber understands that a legend will be affixed to each certificate evidencing any of the Securities to the effect that the Securities have not been registered under the Securities Act or any applicable state securities laws and setting forth or referring to the restrictions on transferability and sale thereof.

2.6           Such Subscriber is purchasing the Units for its own account for investment purposes only and not with a view to or for sale in connection with, or for purposes of, any “distribution” thereof within the meaning of Section 2(11) of the Securities Act.

2.7           Such Subscriber understands that the Company reserves the right to hold one or more Additional Closings of the Offering at any time through the Additional Closing Deadline.  Such Subscriber further understands that the Company shall not have any obligation to sell any Units in any jurisdiction in which the sale of Units would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction.

2.8           Such Subscriber’s address set forth on the signature page hereto is its principal residence if such Subscriber is an individual or its principal business address if such Subscriber is a corporation or other entity.

2.9           Such Subscriber is not subscribing for the Units as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or general meeting.

2.10           Such Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform such Subscriber’s obligations hereunder.  This Agreement has been duly and validly authorized, executed, and delivered by such Subscriber. This Subscription Agreement constitutes a valid and legally binding obligation of such Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law. The funds provided for this investment are either separate property of such Subscriber, community property over which such Subscriber has the right of control or are otherwise funds as to which such Subscriber has the sole right of management.

2.11           There are no actions, suits, proceedings or investigations pending against such Subscriber or such Subscriber’s assets (nor, to such Subscriber’s knowledge, is there any threat thereof) which would impair such Subscriber’s ability to enter into and fully perform such Subscriber’s commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

2.12           The execution, delivery and performance of this Subscription Agreement by such Subscriber will not result in (A) any violation of, or conflict with, or constitute a default under, (i) any of such Subscriber’s articles of incorporation or by-laws, if applicable, (ii) any agreement to which such Subscriber is a party or by which it is bound, or (iii) any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Subscriber, nor (B) the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of such Subscriber or on the Securities, except in the case of clauses (A)(ii) and (A)(iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Subscriber to perform its obligations hereunder.

2.13           No consent from any other Person is required in order for such Subscriber to execute this Agreement and perform its obligations hereunder, or such consent has been obtained and a copy has been provided to the Company.

2.14           Such Subscriber understands that the Company intends to pay compensation to the Placement Agent in connection with the sale of the Units, including, without limitation, by issuing to the Placement Agent warrants in the substantially the same form as the Subscriber Warrants (the “Placement Agent Warrants”).

2.15           Such Subscriber has kept confidential the existence of the Offering and the information contained therein or made available in connection with any further investigation of the Company.

2.16           Such Subscriber does not have any agreement or understanding with the Company with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

2.17           Such Subscriber’s representations and warranties contained in this Subscription Agreement and the Accredited Investor Prospective Participant Questionnaire accompanying this Subscription Agreement do not contain any untrue statement of a material fact. Such Subscriber understands that the Company and the Placement Agent are each relying upon the truth and accuracy of the representations, warranties and agreements of such Subscriber set forth herein in making their determination that the Offering and sale of the Units is exempt from registration under the Securities Act and state securities laws.

2.18           If such Subscriber is a corporation, partnership, limited liability company, trust, joint purchaser, or other entity such Subscriber has been duly formed is validly and existing and has full power and authority to purchase the Units and make an investment in the Company.

2.19           Such Subscriber understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Subscriber shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Subscriber provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Subscriber effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2.19.

2.20           Such Subscriber understands that the certificates or other instruments representing the Notes, the Warrants and the stock certificates representing the Note Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE]  HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

2.21           Such Subscriber understands that U.S. Bank National Association is acting only as an escrow agent in connection with the offering of securities described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such securities.

Section 3.        Representations and Warranties of the Company.  The Company represents and warrants to each Subscriber and to the Placement Agent as of the date hereof and as of each applicable Closing Date that:

3.1           The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the power and authority to conduct the business which it conducts and proposes to conduct.

3.2           The Company’s execution, delivery and performance of this Agreement, the Notes, the Warrants and any other agreements executed and delivered by the Company pursuant to this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

3.3           No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any other Person is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

3.4           Assuming the representations and warranties of the Subscribers in this Agreement are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and the other Transaction Documents will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) of a material nature under (A) the certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates (as defined in Rule 405 of Regulation S-K) , or (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, by which the Company is bound, or to which any of the properties of the Company is subject; except the violation, conflict, breach, or default of which would not reasonably be expected to have a Material Adverse Effect. As used herein, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its “Subsidiaries” (which for purposes of this Agreement has the meaning ascribed to such term in Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), individually or taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company.

3.5           The Securities have been duly authorized and, when issued in accordance with the term of this Agreement and the Notes and Warrants, as applicable, and upon payment of the agreed upon consideration therefore:

(i)           will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

(iii)           assuming the representations and warranties of the Subscribers pursuant to Section 2 hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.

The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to the Notes and the Warrants in order to issue the Note Shares and Warrant Shares.

3.6           The Company has not engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

3.7           During the two (2) years prior to the date hereof, the Company has filed annual, quarterly and current reports pursuant to the Exchange Act and has filed all reports required to be filed by it under the Exchange Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective dates, such reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder except to the extent that the Company filed amendments to such reports in which event, the SEC Documents, as amended, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.  The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. None of the SEC Documents at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.8           Additional Representations.

(a)           Litigation.  There is no action, suit or legal proceeding (“Action”) which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(b)           Solvency.  Based on the financial condition of the Company as of the applicable Closing Date (and assuming that such applicable Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing indebtedness and other liabilities (including known contingent liabilities), (ii) the Company is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and mature, (iii) the Company does not intend to incur or believes that it will not incur debts that would be beyond its ability to pay as such debts mature and (iv) the Company does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(c)           Certain Fees.  Except for the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Subscribers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Subscriber pursuant to written agreements executed by such Subscriber which fees or commissions shall be the sole responsibility of such Subscriber) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(d)           Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(e)           No Additional Agreements.  The Company does not have any agreement or understanding with any Subscriber with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(f)           Consultation with Auditors.  The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(g)           Foreign Corrupt Practices Act.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other Person acting on behalf of any of the Company or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(h)           Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(i)           No Integrated Offering.  None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed, designated or quoted.

(j)           Conduct of Business; Regulatory Permits.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company, its Articles of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Trading Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Trading Market in the foreseeable future.  Since February 18, 2011, (i) the Common Stock has been designated for quotation or listed on the Trading Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Trading Market and (iii) the Company has received no communication, written or oral, from the SEC or the Trading Market regarding the suspension or delisting of the Common Stock from the Trading Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.  As used herein, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, or the “Pink Sheets” published by Pink OTC Markets Inc.

(k)           Dilutive Effect.  The Company understands and acknowledges that the number of Note Shares issuable upon conversion of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Note Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(l)           Absence of Certain Changes.  Except as disclosed in Schedule 3.8(l), since June 30, 2011, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries.  Except as disclosed in Schedule 3.8(l), since June 30, 2011, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3.8(l), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3.8(q)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)           Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any  entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(n)           Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(o)           Transactions With Affiliates.  Except as disclosed in Schedule 3.8(o), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(p)           Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which as of the date hereof, 45,915,246 shares are issued and outstanding, no shares are reserved for issuance pursuant to the Company’s employee incentive plan or other options and warrants outstanding and 3,776,879 shares are reserved for issuance pursuant to securities (other than the aforementioned options and warrants and the Warrants) exercisable or exchangeable for, or convertible into, Common Stock and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share, of which as of the date hereof none are issued and outstanding and 1,000 shares of non-transferable preferred stock, par value $0.001 per share, of which as of the date hereof 1,000 are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in Schedule 3.8(p):  (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or any of its Subsidiary’s’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has furnished or made available on the SEC's EDGAR system to the Subscribers true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(q)           Indebtedness and Other Contracts.  Except as disclosed in Schedule 3.8(q), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined in the Notes), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  Schedule 3.8(q) provides a detailed description of the material terms of any such outstanding Indebtedness.

(r)           Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(s)           Employee Relations.

(i)           Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)           The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t)           Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.   Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(u)           Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  Except as set forth in Schedule 3.8(u), none of the Company’s Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights.  Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(v)           Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(w)           Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all foreign, U.S. federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(x)           Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  During the twelve (12) months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(y)           Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(z)           Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Subscriber hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(aa)           Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities.

(bb)           Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Subscribers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents.  The Company understands and confirms that each of the Subscribers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Subscribers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Subscriber makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(cc)           Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under United States Generally Accepted Accounting Principals, consistently applied, and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

Section 4.        Additional Agreements.

4.1           Integration.  The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares in the Offering, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Subscribers.

4.2           Indemnification of Subscribers.  In addition to the indemnity provided herein, the Company will indemnify and hold each Subscriber and the Placement Agent and its respective directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.  In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses incurred in connection therewith, as such expenses are incurred.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section and shall only relieve it from any liability which it may have to such indemnified party under this Section, except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

4.3           Public Information.  At any time during the period commencing on the six (6) month anniversary of the Initial Closing Date and ending at such time that all of the Securities can be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, including, if applicable, Rule 144(i), if a registration statement is not available for the resale of all of the Securities and the Company shall fail for any reason to satisfy the current public information requirement under Rule 144 (a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder’s Securities on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.  The payments to which a holder shall be entitled pursuant to this Section 4.3 are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of to one percent (1.0%) per month (prorated for partial months) until paid in full.

4.6           Disclosure of Transactions and Other Material Information.  The Company shall, on or before 8:30 a.m., New York City time, on the first Business Day after the date of this Agreement, issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Note and the form of Warrant as exhibits to such filing (including all attachments, the “Initial 8-K Filing”).  Upon any Additional Closings, to the extent the Company determines that knowledge of such Additional Closing constitutes material, nonpublic information, the Company shall, on or before 8:30 a.m., New York City time, on the first Business Day after the date of the applicable Joinder Agreement is executed with respect to such Additional Closing, issue a press release (an “Additional Press Release”) or file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Joinder Agreement in the form required by the Exchange Act (an “Additional 8-K Filing” and together with the Initial 8-K Filing, the “8-K Filing”). From and after the filing of the Initial 8-K Filing with the SEC and after the issuance of either an Additional Press Release or the filing of an Additional 8-K Filing with the SEC, as applicable, the applicable Subscriber(s) shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing, or, if applicable, Additional Press Release.  Thereafter, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Subscriber with any material, nonpublic information regarding the Company or any of its Subsidiaries without the prior express written consent of such Subscriber.  Except as contemplated above, without the prior written consent of any applicable Subscriber, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Subscriber in any filing, announcement, release or otherwise.

4.7           Additional Notes; Variable Securities.  So long as any Subscriber beneficially owns any Securities, the Company will not issue any Notes (other than to the Subscribers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes.  For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

4.8           Corporate Existence.  So long as any Subscriber beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

4.9           Reservation of Shares.  So long as any Subscriber owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of the number of shares of Common Stock issuable (i) upon conversion of the Notes and (ii) upon exercise of the Warrants then outstanding (without taking into account any limitations on the conversion of the Notes or exercise of the Warrants set forth in the Notes and Warrants, respectively) (the “Required Reserved Amount).  If at any time number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under Section 3.5, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

4.10           Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.11           Additional Issuances of Securities.  From the date hereof until the eighteen (18) month anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4.11. As used herein, (w) “Subsequent Placement” means the direct or indirect, offer, sale, grant of any option to purchase, or other disposition of (or announcement of any offer, sale, grant or any option to purchase or other disposition of) any of the Company’s or the Company’s Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents, (x) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock, (y) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities and (z) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(1)           At least four (4) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Subscriber a written notice of its proposal or intention to effect a Subsequent Placement (a “Pre-Notice”), which Pre-Notice (i) shall not contain any material non-public information about the Company, (ii) shall not include any details regarding the proposed terms of such Subsequent Placement and (iii) shall ask each such Subscriber if it wants to review the details of such Subsequent Placement.  If a Subscriber elects not to receive additional information about a Subsequent Placement, the Company’s obligations with respect to such Subsequent Placement shall be deemed satisfied.  If a Subscriber elects to receive additional information about such Subsequent Placement and agrees to (i) use such information only for the purposes of considering such Subsequent Placement, and (2) keep any such information confidential until the earlier of (x) the Company informing the Subscriber of the termination of the Subsequent Placement and (y) the disclosure by the Company of the material terms of the Subsequent Placement in a “Public Disclosure” (as defined in Regulation FD), upon the written request of such Subscriber within one (1) Trading Day of the delivery of the Pre-Notice, but only upon the written request of such Subscriber, the Company shall promptly deliver to such Subscriber an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Subscribers twenty-five percent (25%) of the Offered Securities, allocated among such Subscribers based on such Subscriber’s pro rata portion of the of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”).

(2)           To accept an Offer, in whole or in part, such Subscriber must deliver a written notice to the Company prior to the end of the second (2nd) Business Day after such Subscriber’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Subscriber’s Basic Amount that such Subscriber elects to purchase (the “Notice of Acceptance”).  Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Subscribers a new Offer Notice and the Offer Period shall expire on the second (2nd) Business Day after such Subscriber’s receipt of such new Offer Notice.

(3)           The Company shall have ten (10) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Subscribers (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”) but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4)           In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.11(3) above), then each Subscriber may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Subscriber elected to purchase pursuant to Section 4.11(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Subscribers pursuant to Section 4.11(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Subscriber so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Subscribers in accordance with Section 4.11(1) above.

(5)           Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Subscribers shall acquire from the Company, and the Company shall issue to the Subscribers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.11(3) above if the Subscribers have so elected, upon the terms and conditions specified in the Offer.

(6)           Any Offered Securities not acquired by the Subscribers or other Persons in accordance with Section 4.11(3) above may not be issued, sold or exchanged until they are again offered to the Subscribers under the procedures specified in this Agreement.

(7)           Notwithstanding anything to the contrary in this Section 4.11 and unless otherwise agreed to by the Subscribers, the Company shall either confirm in writing to the Subscribers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Subscribers will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice.  If by the fifteenth (15th)Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Subscribers, such transaction shall be deemed to have been abandoned and the Subscribers shall not be deemed to be in possession of any material, non-public information with respect to the Company.  Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Subscriber with another Offer Notice and each Subscriber will again have the right of participation set forth in this Section 4.11.  The Company shall not be permitted to deliver more than one such Offer Notice to the Subscribers in any 30 day period.

(8)           The restrictions contained in this Section 4.11 shall not apply in connection with the issuance of any Excluded Securities.  As used herein, “Excluded Securities” means: means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Notes or the exercise of the Warrants; and (iii) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date to lower the conversion or exercise price or increase the number of securities issuable thereunder.

4.12           Repayment of Certain Outstanding Notes.  The Company shall repay as soon as practicable but in no event later than ten (10) Business Days after the Initial Closing the following notes: (i) $60,000 principal amount of 8% Convertible Promissory Notes due 2012 issued on or about May 5, 2011, (ii) $40,000 principal amount of 8% Convertible Promissory Notes due 2012 issued on or about May 18, 2011 and (iii) $60,000 principal amount of 8% Convertible Promissory Notes due 2012 issued on or about July 13, 2011, including, without limitation, in each case, any and all accrued but unpaid interest thereon.

Section 5.        Conditions to the Company’s Obligation to Sell.  The obligation of the Company hereunder to issue and sell the Units to each Subscriber at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Subscriber with prior written notice thereof:

(a)           Such Subscriber shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)           Such Subscriber and each other Subscriber shall have delivered to the Company the applicable Purchase Price for the Units being purchased by such Subscriber at the applicable Closing by wire transfer of immediately available funds pursuant to the wire instructions set forth in Section 1.

(c)           The representations and warranties of such Subscriber shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respect) as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Subscriber at or prior to the applicable Closing Date.

Section 6.        Conditions to each Subscriber’s Obligation to Purchase.  The obligation of each Subscriber hereunder to purchase the Units at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for each Subscriber’s sole benefit and may be waived by such Subscriber at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have duly executed and delivered to such Subscriber (i) each of the Transaction Documents, (ii) the Notes (allocated in such principal amounts as such Subscriber shall request), being purchased by such Subscriber at the applicable Closing pursuant to this Agreement, and (iii) the related Warrants (allocated in such amounts as such Subscriber shall request) being purchased by such Subscriber at the applicable Closing pursuant to this Agreement.

(b)           Such Subscriber and the Placement Agent shall have received (i) the opinion of Robert A. Forrester, Esq., the Company’s outside Nevada counsel, dated as of the applicable Closing Date, in substantially the form of Exhibit B-1 attached hereto and (ii) the opinion of Morrison & Foerster LLP, the Company’s outside counsel, dated as of the applicable Closing Date, in substantially the form of Exhibit B-2 attached hereto.

(c)           The Company shall have delivered to such Subscriber a certificate evidencing the formation and good standing of the Company in its state of incorporation issued by the Secretary of State or comparable office) of such state of incorporation as of a date within ten (10) days of the applicable Closing Date.

(d)           The Common Stock (I) shall be listed on the Trading Market and (II) shall not have been suspended, as of the applicable Closing Date, by the SEC or the Trading Market from trading on the Trading Market nor shall suspension by the SEC or the Trading Market have been threatened, as of the applicable Closing Date, either (A) in writing by the SEC or the Trading Market or (B) by falling below the minimum listing maintenance requirements of the Trading Market.

(e)           The Company shall have delivered to such Subscriber a certificate, executed by the Secretary of the Company and dated as of the applicable Closing Date, as to (i) the resolutions consistent with Section 3.2 as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Subscriber, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the applicable Closing, in the form attached hereto as Exhibit C.

(f)           The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respect) as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.  Such Subscriber shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Subscriber in the form attached hereto as Exhibit D.

(g)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

Section 7.         Miscellaneous.

7.1           Any notice or other communication required, permitted or provided for hereunder (each, a “Notice”) shall be effective as between the parties only if given in writing and sent by (a) personal delivery, (b) registered or certified mail (return receipt requested); (c) recognized express delivery service or (d) e-mail, to the Company at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093, will@xtoginc.com, and to such Subscriber at the address and e-mail address indicated on such Subscriber’s signature page of this Subscription Agreement.  Notice shall be deemed to have been duly given and received (i) if personally delivered, on the date of such delivery, (ii) if mailed, on the date set forth on the return receipt, (iii) if delivered by express delivery, on the date of such delivery (as evidenced by the receipt provided to the express delivery service), (iv) if e-mailed, on the date such e-mail was sent (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party).  If Notice cannot be delivered because of a changed address of which no Notice was given, or the refusal to accept delivery, the Notice shall be deemed received on the date it is sent (as evidenced by the affidavit of the sender).

7.2           This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.3           Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the Company and the Subscribers hereby: (a) agree that all questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof, and (b) all legal proceedings concerning the interpretation, enforcement and defense of this Subscription Agreement shall exclusively be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “Courts”), (c) irrevocably submit to the exclusive jurisdiction of the Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Subscription Agreement); (d) irrevocably waive and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any of such Courts, or that such suit, action or proceeding is improper; (e) irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof (nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law); and (f) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby.

7.4           This Subscription Agreement may be executed in counterparts, and may be executed by facsimile or electronic signature with the same force and effect as if executed by original signature.  Upon the execution and delivery of this Subscription Agreement by such Subscriber, this Subscription Agreement shall become a binding obligation of such Subscriber with respect to the purchase of Units as herein provided.

7.5           If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.6           No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party or parties to be bound thereby; provided, however, that any modification, amendment or waiver of any provision set forth in Sections 2, 3 or 4.2 shall also require the written agreement or consent signed by the Placement Agent.  It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

7.7           The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

7.8           The obligations of each Subscriber under any Transaction Document are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under any Transaction Document.  The decision of each Subscriber to purchase Shares pursuant to the Transaction Documents has been made by such Subscriber independently of any other Subscriber.  Nothing contained herein or in any Transaction Document, and no action taken by any Subscriber pursuant thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Subscriber acknowledges that no other Subscriber has acted as agent for such Subscriber in connection with making its investment hereunder and that no Subscriber will be acting as agent of such Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents.  Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Subscribers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Subscribers and not because it was required or requested to do so by any Subscriber.  If any Subscriber is a corporation, limited liability company, partnership, trust or two or more individuals purchasing jointly, such Subscriber shall follow the specific instructions for the Certificate of Corporate, Limited Liability Company, Partnership, Trust and Joint Purchases at Page hereof.

7.9.           Each Subscriber acknowledges that the subscription made hereby is not binding upon the Company until the Company accepts it.  The Company has the right to accept or reject this subscription in whole or in part in its sole and absolute discretion.  If this subscription is rejected in whole, the Company shall return the Purchase Price to the applicable Subscriber, without interest, and the Company and such Subscriber shall have no further obligation to each other by reason of this Subscription Agreement or the subscription made hereby.  In the event of a partial rejection of this subscription, a proportionate amount of the Purchase Price will be returned to such Subscriber, without interest.

7.10           The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until the Additional Closing Deadline that none of the terms offered to any Person with respect to any issuance and sale of Warrants and/or Notes (each, an “Other Agreement”), is or will be more favorable to such Person than those of the Subscribers and this Agreement shall be, without any further action by the Subscribers or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Subscribers shall receive the benefit of the more favorable terms contained in such Other Agreement.  Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to the Transaction Documents) as any Subscriber may reasonably request to further effectuate the foregoing.

7.11           The representations and warranties set forth in Sections 2 and 3 and the indemnification set forth in Section 4.2 are also for the benefit and may be relied upon by the Placement Agent, which shall be a third party beneficiary thereof.

[Remainder of Page Intentionally Blank, Signature Page Follows]

SIGNATURE PAGE FOR INDIVIDUAL SUBSCRIBER

IN WITNESS WHEREOF, this Subscription Agreement has been executed by each Subscriber and by the Company on the respective dates set forth below.

Signature	Signature (If Units Purchased Jointly)

Name	Name
Please Print	Please Print

Address	Address

Telephone #	Telephone #

Fax #	Fax #

Email:	Email:

Social Security #	Social Security #

Date:	Date:

Number of Units Subscribed For:

Purchase Price:	(at $______ per unit)

Form of joint ownership of Units (if applicable):           ☐ JTTEN                      ☐ JTWROS                      ☐ JTTIC

Exact Name in Which Securities are to be Registered:

Subscription Accepted:

XTREME OIL & GAS, INC.

By:

Name:

Title:

Date:

SIGNATURE PAGE FOR PARTNERSHIP, CORPORATION,
LIMITED LIABILITY COMPANY OR TRUST

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Name of partnership, corporation, limited liability company or trust

By:	Federal Tax ID Number

Name:

Title:	State of Organization

Address:

Telephone:

Fax:

Email:

Date:

Number of Units Subscribed For:

Purchase Price:	(at $______ per unit)

Exact Name in Which Securities are to be Registered:

Subscription Accepted:

XTREME OIL & GAS, INC.

By:

Name:

Title:

Date:

ACCREDITED INVESTOR PROSPECTIVE PARTICIPANT QUESTIONNAIRE

_______________________

**ALL INFORMATION WILL BE HELD IN STRICTEST CONFIDENCE**

INSTRUCTIONS TO THE PROSPECTIVE INVESTOR: This Questionnaire is being sent to each prospective participant that has indicated an interest in purchasing Units of Xtreme Oil & Gas, Inc. (the “Company”). The purpose of this Questionnaire is to assure the Company that each prospective subscriber to its Units (“Subscriber”) will meet the standards imposed by Regulation D, promulgated under the Securities Act of 1933, as amended and similar exemptions provided by the applicable state securities laws and regulations promulgated there under (the “Securities Laws”), since the Units will not be registered. Each Subscriber must complete the following Questionnaire.

In subscribing for Units and furnishing the information requested in this Questionnaire, the Subscriber understands that the Company will rely on the information provided herein for purposes of such determinations. The Subscriber understands that a false representation may constitute a violation of law and that any person who suffers damage as a result of a false representation may have a claim against the Subscriber for damages.

The information provided herein by Subscribers will be kept confidential. However, by signing this Questionnaire, the Subscriber agrees that the Company may present the completed document to such parties as it deems appropriate if called upon to establish the availability under any Securities Laws.

In accordance with the foregoing, the following representations are hereby made and the following information is furnished by the undersigned subscriber.

PART A. GENERAL INFORMATION

NAME(S) OF PROSPECTIVE SUBSCRIBER:

Social Security Number or Tax I.D. No.:

PART B. INVESTOR INFORMATION

The prospective Participant certifies that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act because:

(Please initial as appropriate)

If the prospective Participant is an individual:

______ Initial	(a)
The prospective Participant has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000.  As used herein, “net worth” means the excess of total assets at fair market value, including home furnishings and automobiles (but excluding the value of the primary residence of the prospective Participant), over total liabilities (excluding the indebtedness secured by the primary residence of the prospective Participant up to its fair market value); or

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______ Initial	(b)
The prospective Participant had individual income (exclusive of any income attributable to his or her spouse) of more than $200,000 in each of the past two years, or joint income with his or her spouse of more than $300,000 in each of those years, and reasonably expects to reach the same income level in the current year.*

If the prospective Participant is a corporation, partnership or limited liability company:

______ Initial	(a)	The prospective Participant has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Units offered; or
______ Initial	(b).
Each of the prospective Participant’s equity owners is an accredited investor.  The Managing Member, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

______ Initial	(c)	The prospective Participant is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000; or

If the prospective Participant is an individual retirement account, Keogh plan and other self-directed defined contribution plan:

______ Initial
The prospective Participant is an individual retirement account, Keogh Plan or other self-directed defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account and the investing participant is an accredited investor because such participant has a net worth of at least $1,000,000 or has had an individual income of at least $200,000 (or a joint income with spouse of at least $300,000) in each of the last two years and reasonably expects to reach the same income level in the current year.  The Managing Member, in its sole discretion, may request information regarding the basis on which such participants are accredited.

If the prospective Participant is a trust:

______ Initial	(a)
The prospective Participant has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Interests offered and its purchase is directed by a sophisticated person.  As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment; or

______ Initial	(b)
The prospective Participant is:  (a) a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of the Securities Act; (b) acting in a fiduciary capacity; and (c) subscribing for the purchase of the interests being offered on behalf of a trust account or accounts; or

2

______ Initial	(c)
The prospective Participant is a revocable trust which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors as described herein.  The Managing Member, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

I REPRESENT THAT THE ABOVE INFORMATION IS CORRECT. I HEREBY AUTHORIZE THE COMPANY TO VERIFY SUCH INFORMATION WITH MY ATTORNEY, BANKER, ACCOUNTANT OR OTHER ADVISORS(S).

Date:
Subscriber’s Signature

Subscriber’s Signature

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